UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2019

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2019, Allakos Inc. (the “Company”) closed its previously announced underwritten public offering (the “Offering”) of 5,227,272 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”). The Shares were sold pursuant to an underwriting agreement, dated August 6, 2019 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), at a price to the public of $77.00 per share. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

The closing of the Offering included the issuance and sale of 681,818 additional shares of the Company’s Common Stock pursuant to the Underwriters’ option to purchase additional shares pursuant to the Underwriting Agreement, which was exercised in full on August 7, 2019. The Company estimates that the net proceeds from the Offering will be approximately $377.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made by means of a written prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-233018) (the “Registration Statement”), which was filed with the Securities and Exchange Commission and became automatically effective on August 5, 2019.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated by reference herein. The summary of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement.

A copy of the opinion of Simpson Thacher & Bartlett LLP relating to the validity of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On August 5, 2019, in connection with the Offering, the Company and the holders of at least the minimum number of shares of securities of the Company required to waive certain registration rights under the Company’s Amended and Restated Investors’ Rights Agreement, dated November 30, 2017, as amended, waived their registration rights thereunder related to the Offering. A copy of the waiver is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the waiver is qualified in its entirety by reference to the text of the waiver.

Item 8.01. Other Events.

On August 6, 2019, the Company issued a press release announcing the pricing of the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 6, 2019 by and among Allakos Inc., Goldman Sachs & Co. LLC and Jeffries LLC, as representatives of the Underwriters.

4.1

Waiver, dated as of August 5, 2019, to Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2017, between Allakos Inc. and certain holders of the capital stock of Allakos Inc. named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press Release of Allakos Inc., dated August 6, 2019, announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: August 9, 2019	By:	/s/ Robert Alexander
Robert Alexander, Ph.D.
Chief Executive Officer